UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                February 22, 2007

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                 (914) 701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 22, 2007, MVC Capital, Inc. ("MVC" or the "Company") and The Tokarz Group Advisers LLC ("TTG Advisers") entered into an Underwriting Agreement with UBS Securities LLC ("UBS") and Bear, Stearns & Co. Inc. ("Bear Stearns"), acting as representatives of the underwriters, UBS, Bear Stearns, RBC Capital Markets Corporation, Imperial Capital, LLC and Morgan Joseph & Co. Inc., relating to the offering and sale of 5,000,000 shares of common stock of the Company, $0.01 par value per share ("Common Stock") at $16.25 per share (the "Offering Price"). Pursuant to the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to an additional 750,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments. The offering closed on Wednesday, February 28, 2007. On February 23, 2007 and February 28, 2007, MVC issued press releases announcing the terms of the public offering and the closing of the offering, respectively. Copies of the press releases and Underwriting Agreement are attached hereto as exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER             EXHIBIT

1.1                        Underwriting Agreement, dated February 22,
                           2007, by and among MVC, TTG Advisers and UBS and Bear Stearns as representatives of the several underwriters listed on Schedule A attached thereto.

99.1 Press Release announcing the pricing of the offering, issued February 23, 2007.

99.2 Press Release announcing the closing of the offering, issued February 28, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    -------------------------
       Michael Tokarz
       Chairman


Dated:  February 28, 2007